EXHIBIT 10.4

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this "Agreement") is entered into as of this 30th day of December, 2015, by and among BROADFIN HEALTHCARE MASTER FUND, LTD. ("Broadfin"), SABBY HEALTHCARE MASTER FUND, LTD. ("Sabby") and SABBY VOLATILITY WARRANT MASTER FUND, LTD. ("Sabby Volatility" and, together with Broadfin and Sabby, collectively, the "Subordinated Lenders"), MELA SCIENCES, INC., a Delaware corporation ("Borrower"), and MIDCAP FINANCIAL TRUST, a Delaware statutory trust, as Agent for the financial institutions or other entities from time to time parties to the Senior Loan Agreement (as hereinafter defined) (acting in such capacity, "Senior Agent"), and as a Lender, or such then present holder or holders of the Senior Loan (as hereinafter defined) as may from time to time exist (the "Lenders," and collectively with the Senior Agent, the "Senior Lenders").

RECITALS

A.             Borrower and Senior Lenders are entering into a Credit and Security Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Senior Loan Agreement") pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Loan Agreement, to make certain loans and financial accommodations to Borrower and the other Credit Parties.  All of Borrower's obligations to Senior Lenders under the Senior Loan Agreement and the other Senior Loan Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property of Borrower (all collateral, real and personal, now or hereafter encumbered by the lien of any Senior Loan Document is herein referred to collectively as the "Senior Loan Collateral").  Borrower and any other Credit Party (as defined in the Senior Loan Agreement) may each be referred to herein as a "Credit Party" and collectively as "Credit Parties".  All other capitalized terms used but not defined herein shall have the meanings set forth in the Senior Loan Agreement.

B.            Pursuant to that certain Securities Purchase Agreement dated as of July 21, 2014 (as amended and as in effect on the date hereof or as may be amended, supplemented or otherwise modified from time to time in accordance with Section 3.2 hereof, the "2014 Purchase Agreement"), entered into by and among, inter alios, Borrower, Broadfin, Sabby, Sabby Volatility, Equitec Specialists, LLC, ("Equitec"), and Intracoastal Capital, LLC (as successor by assignment to Cranshire Capital Master Fund, Ltd.) ("Intracoastal" and, together with Broadfin, Sabby, Sabby Volatility and Equitec, the "2014 Debenture Purchasers"), Borrower issued and sold to the 2014 Debenture Purchasers the Borrower's 4% Senior Secured Convertible Debentures originally due July 24, 2019 (the "2014 Debentures").  All of Borrower's obligations with respect to the 2014 Debentures are secured by liens on and security interests in the "Collateral" as contemplated by, and defined in, that certain Amended and Restated Security Agreement, dated as of August 3, 2015 (as amended and as in effect on the date hereof or as may be amended, supplemented or otherwise modified from time to time in accordance with Section 3.2 hereof, the "2014 Debentures Security Agreement"), entered into by and among the Borrower, Sabby, Sabby Volatility, Broadfin, Equitec and Intracoastal.

C.            Pursuant to that certain Securities Purchase Agreement dated as of June 22, 2015 (as amended and as in effect on the date hereof or as may be amended, supplemented or otherwise modified from time to time in accordance with Section 3.2 hereof, the "2015 Purchase Agreement" and, together with the 2014 Purchase Agreement, the "Purchase Agreements"), entered into by and among the Borrower and the Subordinated Lenders, Borrower issued and sold (i) to Sabby and Broadfin the Borrower's 2.25% Series A Senior Secured Convertible Debentures originally due June 22, 2020 (the "2015 Series A Debentures"), (ii) to Intracoastal the Borrower's 2.25% Senior Unsecured Convertible Debentures originally due June 22, 2020 (the "2015 Series B Debentures" and, together with the 2014

Debentures and the 2015 Series A Debentures, the "Subordinated Debentures"), and (i) to Sabby and Broadfin, the Borrower's 9% Senior Secured Notes (the "2015 Notes").  All of Borrower's obligations with respect to the 2015 Series A Debentures and the 2015 Notes are secured by liens on and security interests in the "Collateral" as contemplated by, and defined in, that certain Amended and Restated Security Agreement, dated as of August 3, 2015 (as amended and as in effect on the date hereof or as may be amended, supplemented or otherwise modified from time to time in accordance with Section 3.2 hereof, the "2015 Debentures Security Agreement" and, together with the 2014 Debentures Security Agreement, the "Subordinated Security Agreements"), entered into by and among the Borrower and the Subordinated Lenders.

D.            Substantially concurrently with the execution of this Agreement, (i) Borrower is repaying in full with the proceeds of the Senior Loans (as defined below) (A) the 2015 Notes and (B) the 2014 Debentures held by Intracoastal and (ii) Intracoastal is executing and delivering to Senior Agent a subordination agreement with respect to the 2015 Series B Debentures on substantially similar terms to this Agreement, other than Section 5 of this Agreement.

E.            As an inducement to and as one of the conditions precedent to the agreement of Senior Agent and Senior Lenders to consummate the transactions contemplated by the Senior Loan Agreement, Senior Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Lenders and Borrower in order to set forth the relative rights and priorities of Senior Lenders and Subordinated Lenders under the Senior Loan Documents and the Subordinated Loan Documents (as hereinafter defined).

AGREEMENT

NOW, THEREFORE, in order to induce Senior Lenders to consummate the transactions contemplated by the Senior Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

1.            Definitions.  The following terms shall have the following meanings in this Agreement:

"2014 Debentures Collateral" means the "Collateral", as such term is defined in the 2014 Debentures Security Agreement as in effect on the date hereof.

"2014 Registration Rights Agreement" means the Registration Rights Agreement dated June 22, 2015 between Borrower and the Purchasers (as defined in the 2015 Purchase Agreement) entered into in connection with the 2015 Purchase Agreement as in effect on the date hereof or as may be amended, supplemented or otherwise modified from time to time in accordance with Section 3.2 hereof.

"2014 Subordinated Lender Warrants" means the Warrants, as such term is defined in the 2014 Purchase Agreement as in effect on the date hereof.

"2015 Debentures Collateral" means the "Collateral", as such term is defined in the 2015 Debentures Security Agreement as in effect on the date hereof.

"2015 Registration Rights Agreement" means the Registration Rights Agreement dated July 21, 2014 between Borrower and the Purchasers (as defined in the 2014 Purchase Agreement) entered into in connection with the 2014 Purchase Agreement as in effect on the date hereof or as may be amended, supplemented or otherwise modified from time to time in accordance with Section 3.2 hereof.

"2015 Subordinated Lender Warrants" means the Warrants, as such term is defined in the 2015 Purchase Agreement as in effect on the date hereof.

"Bankruptcy Code" means Chapter 11 of Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

"Bankruptcy Law": the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law affecting creditors' rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of obligations or indebtedness.

"Blockage Notice" means notice from the Senior Agent to the Subordinated Lender Representative that a Senior Loan Covenant Default has occurred and is continuing.

"Blockage Period" means a period of time beginning on the date a Blockage Notice is delivered to the Subordinated Lender Representative and terminating on the earliest to occur of:

(a)	180 days following such date;

(b)	the written consent of Senior Agent to such termination;

(c)	the cure or waiver (as evidenced by a written waiver from Senior Agent to Borrower) of all Senior Loan Covenant Defaults; and

(d)	Payment in Full of the Senior Loans.

"Collateral" means the Senior Loan Collateral and Subordinated Loan Collateral.

"Collateral Enforcement Action" means: (a) to take any action to foreclose, execute, levy, or collect on, take possession or control (by set off or otherwise) of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), any Collateral, or otherwise exercise or enforce remedial rights with respect to any Collateral under the Senior Loan Documents or the Subordinated Loan Documents (including by way of set-off, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, securities intermediaries under securities accounts or commodities intermediaries under commodities accounts, or exercise of rights under landlord consents, bailee waivers or similar agreements, if applicable, but excluding the execution and delivery of documentation solely to obtain control over deposit accounts or securities accounts in order to perfect a security interest therein), (b) to, or to enter into (or, if the Senior Agent consents thereto after the occurrence and during the continuation of a Senior Loan Covenant Default or Senior Loan Payment Default, any Credit Party enters into) any agreement in order to have a third party to, solicit bids to effect the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of marketing, promoting, or selling any Collateral, (c) to receive a transfer of any Collateral in satisfaction of indebtedness or any other obligation secured thereby or make a credit bid for the purpose of doing so (whether or not in a Proceeding), (d) to notify account debtors to make payments to the Senior Lenders or Subordinated Lenders or their agents, as applicable, (e) to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or an unsecured creditor, pertaining to the Collateral at law, in equity, or pursuant to the Senior Loan Documents or Subordinated Loan Documents (including  exercising voting rights in respect of equity or debt interests comprising any of the Collateral), (f) to effect the disposition of any Collateral by any Credit Party after the occurrence and during the continuation of an "Event of Default" under the Senior Loan Documents or Subordinated Loan Documents, as applicable, (g) to take any other remedial actions as a secured creditor against any Collateral, (h) to commence any legal proceedings or actions against or with respect to any Credit Party or any of such Credit Party's assets for the purpose of effecting or facilitating any of the actions described in clauses (a) through (g) above, or (i) to commence any Proceeding against any Credit Party.

"Conversion Shares" means shares of the capital stock of Borrower issued to Subordinated Lenders pursuant to the terms of the Subordinated Loan Documents in full or partial satisfaction of the Subordinated Loans.

"Distribution" means, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person, or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

"Enforcement Action" means (a) to take from or for the account of any Credit Party or any guarantor of the Subordinated Loans, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party or any such guarantor with respect to the Subordinated Loans; (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Credit Party or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Loans, or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Loan Documents or applicable law with respect to the Subordinated Loan, including, without limitation, any judicial proceedings to obtain possession of any premises leased under the Subordinated Loan Documents; (c) to accelerate the Subordinated Loans; (d) to exercise any put option or to cause any Credit Party or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Loan Document; (e) to notify account debtors or directly collect accounts receivable or other payment rights of any Credit Party or any such guarantor; (f) to exercise any self-help remedies available to each Subordinated Lender in its capacity as a landlord under a lease which constitutes a portion of the Subordinated Loan Documents; (g) to commence, or join with any creditors other than the Senior Agent in commencing any Proceeding, or (h) take any Collateral Enforcement Action.

"Paid in Full" or "Payment in Full" means, with respect to the Senior Loans, the full and indefeasible payment in cash and satisfaction in full of all of the obligations under the Senior Loan Documents (other than contingent indemnification obligations that survive repayment of the Senior Loans for which no claim has been made), and the termination of all obligations of Senior Agent and Senior Lenders under the Senior Loan Documents (including, without limitation, any commitment to lend), and the termination of the Senior Loan Documents.

"Permitted Share Conversion Payments" means amounts payable by Borrower pursuant to Section 4 of each of the 2014 Debentures and 2015 Series A Debentures with respect to liquidated damages, expense reimbursements, buy-in compensation or other similar payments relating to the Subordinated Lenders' respective rights to receive Conversion Shares; provided however, that the aggregate amount of such payments made by Borrower shall not exceed $500,000 in any consecutive twelve month period.

"Permitted Subordinated Interest Payments" means regularly scheduled interest payments payable on a non-accelerated basis by Borrower to Subordinated Lenders pursuant to the terms of the Subordinated Debentures.

"Permitted Subordinated Loan Enforcement Action" means the seeking and obtaining, by any Subordinated Lender, of specific performance or injunctive relief to compel the Borrower to comply with (or not violate or breach) its obligations under the Subordinated Loan Documents to issue Conversion Shares, as long as such action (i) is not accompanied by any claim for monetary damages, collection action or other payment and (ii) does not result in the making or receipt of any Distribution with respect to the Subordinated Loans by the Subordinated Lenders other than the issuance of Conversion Shares by the Borrower.

"Permitted Subordinated Loan Expenses" means amounts payable by Borrower to reimburse Subordinated Lenders for their out-of-pocket legal expenses (i) in connection with the negotiation, execution and delivery of, and performance under, this Agreement in an aggregate amount not to exceed $35,000 and (ii) pursuant to the terms of the Registration Rights Agreements, in connection with the registration of shares of the common stock of the Borrower as contemplated thereunder.

"Permitted Subordinated Loan Payments" means payment by Borrower to any Subordinated Lender of (i) Permitted Subordinated Interest Payments, (ii) Permitted Share Conversion Payments and (iii) Permitted Subordinated Loan Expenses.

"Person" means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

"Proceeding" means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

"Registration Rights Agreements" means the 2014 Registration Rights Agreement and the 2015 Registration Rights Agreement.

"Senior Loans" means all obligations, liabilities and indebtedness of every nature of any Credit Party from time to time owed to Senior Lenders under the Senior Loan Documents or otherwise, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims, reimbursement obligations, and indebtedness, accrued and unpaid interest and all fees, costs, indemnities and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with (a) any amendments, modifications, renewals or extensions thereof, and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no event shall the principal amount of the Senior Loans, excluding for the avoidance of doubt the aggregate amount of all interest, fees, expenses, indemnities, reimbursement obligations, costs and premiums (if any), in each case accrued in respect of or attributable thereto, exceed $15,000,000.

"Senior Loan Covenant Default" means any "Event of Default" under any Senior Loan Document, other than a Senior Loan Payment Default.

"Senior Loan Payment Default" means an "Event of Default" described in Section 10.1(a) of the Senior Loan Agreement or any other "Event of Default" under the Senior Loan Documents resulting from the failure of any Credit Party to pay, on a timely basis, any principal, interest, fee or other amount required to be paid pursuant to the terms of the Senior Loan Documents, including without limitation, any default in payment of Senior Loans after acceleration thereof.

"Senior Loan Documents" means the Senior Loan Agreement, any promissory note or other instruments evidencing the Senior Loan or the obligation to pay the Senior Loan, any guaranty with respect to the Senior Loan, any security agreement or other collateral document securing the Senior Loan  and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Senior Loan.

"Standstill Period" means the period commencing on the date of a Subordinated Loan Default and ending upon the date which is the earlier of (a) 180 days after the Senior Agent has received a Subordinated Loan Default Notice with respect to such Subordinated Loan Default and (b) the date on which the Payment in Full of the Senior Loans shall have occurred; provided that in the event that as of any day during such 180 days, no Subordinated Loan Default is continuing, then the Standstill Period shall be deemed not to have commenced.

"Subordinated Lender Lien" means all liens and security interests held by the Subordinated Lenders, their representatives and agents in and to all or a portion of the Subordinated Loan Collateral.

"Subordinated Lender Representative" means Broadfin Capital, LLC.

"Subordinated Lender Warrants" means the 2014 Subordinated Lender Warrants and the 2015 Subordinated Lender Warrants.

"Subordinated Loans" means all obligations, liabilities and indebtedness of every nature of any Credit Party from time to time owed to the Subordinated Lenders, their agents and representatives under the Subordinated Loan Documents, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims, reimbursement obligations, and indebtedness, accrued and unpaid interest and all fees, costs, indemnities and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with (a) any amendments, modifications, renewals or extensions thereof, and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

"Subordinated Loan Collateral" means the 2014 Debentures Collateral and the 2015 Debentures Collateral.

"Subordinated Loan Default" means any "Event of Default" under any Subordinated Loan Document.

"Subordinated Loan Default Notice" means, with respect to any Subordinated Loan Default, a written notice from the Subordinated Lenders to the Senior Agent, with a copy to the Credit Parties, stating that such notice is a "Subordinated Loan Default Notice," indicating that such Subordinated Loan Default has occurred, and describing such Subordinated Loan Default in reasonable detail.

"Subordinated Loan Documents" means (a) the Subordinated Debentures, the Purchase Agreements and all other promissory notes, debentures and other instruments evidencing the indebtedness or obligations owed to any of the Subordinated Lenders, their agents and representatives, (b) any guaranty with respect to the items referred to in clause (a), (c) the Subordinated Security Documents, (d) the Registration Rights Agreements and (e) all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the foregoing; provided, however, that the Subordinated Lender Warrants shall not constitute Subordinated Loan Documents for any purpose hereunder.

"Subordinated Security Documents" means the Subordinated Security Agreements, the Intellectual Property Security Agreement (as defined in each of the Purchase Agreements and as in effect on the date hereof) and all other security agreements and other collateral documents securing the indebtedness and guaranties referred to in the Subordinated Loan Documents.

2.            Subordination.

2.1.            Subordination of Subordinated Loans to Senior Loans.  Each Credit Party covenants and agrees, and each Subordinated Lender likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Loan Documents, that the payment of any and all of the Subordinated Loans shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Loans. Each holder of the Senior Loans, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Loans in reliance upon the provisions contained in this Agreement. Except as otherwise permitted under subsection 2.2 below, all of the Senior Loan shall first be Paid in Full before any Distribution shall be made to any Subordinated Lender on account of any Subordinated Loan.

2.2.            Subordinated Debt Payment Restrictions.  Notwithstanding the provisions of subsection 2.1 above, (a) Borrower may issue, and Subordinated Lenders may accept, Conversion Shares, and (b) Borrower may make, and Subordinated Lenders may accept, Permitted Subordinated Loan Payments unless (i) a Senior Loan Payment Default has occurred and has not been cured or waived (as evidenced by a written waiver from Senior Agent to Borrower or written confirmation of cure from Senior Agent to Borrower or Subordinated Lender Representative), (ii) there exists any Blockage Period that has not been terminated or (iii) any Credit Party is then a debtor in a Proceeding.

2.3.            Enforcement of Security.

(a)            Subject to clause (b) below, until the Payment in Full of the Senior Loans, the Senior Lenders will have the exclusive right to (i) commence and maintain Enforcement Actions (including the rights to set-off or "credit bid" their debt), (ii) make determinations regarding the release or disposition of, or restrictions with respect to, the Collateral, and (iii) otherwise enforce the rights and remedies of a secured creditor under the UCC and other applicable law and the Bankruptcy Laws of any applicable jurisdiction in such order and in such manner as the Senior Lenders may determine in their sole discretion without consulting with or obtaining the consent of any Subordinated Lender and regardless of whether any such exercise is adverse to the interests of any Subordinated Lender, except as otherwise required pursuant to the UCC and applicable law.  In conducting any public or private sale under the UCC, 10 days' notice shall be deemed to be commercially reasonable notice.  The Senior Agent and the other Senior Lenders may take Enforcement Actions pursuant to the provisions of the Senior Loan Documents all in such manner as they may determine in the exercise of their sole discretion. Such Enforcement Actions may include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.  Except as provided in this Section 2.3, notwithstanding any rights or remedies available to a Subordinated Lender under any of the Subordinated Loan Documents, applicable law or otherwise, a Subordinated Lender shall not take any Enforcement Action with respect to all or any portion of the Subordinated Loans or the Collateral.  Until the Payment in Full of the Senior Loans, each Subordinated Lender (A) shall not take any action that would hinder any exercise of remedies or the taking of any Enforcement Action under the Senior Loan Documents, and (B) waives any right it may have as a junior lien creditor or otherwise to object to the manner in which the Senior Agent or the Senior Lenders may seek to take any Enforcement Action (including any right to object to a Senior Lender accepting any Collateral in full or partial satisfaction of Senior Loans under Section 9-620 of the UCC), regardless of whether any action or omission by or on behalf of the Senior Agent and the Senior Lenders is adverse to the interest of the Subordinated Lenders.

(b)            Notwithstanding the preceding Section 2.3(a), Subordinated Lenders may commence and may continue (i) any Permitted Subordinated Loan Enforcement Action and (ii) an Enforcement Action (other than a Permitted Subordinated Loan Enforcement Action) with respect to a Subordinated Loan Default only if: (A) the Standstill Period with respect thereto shall have elapsed; (B) any acceleration of the Subordinated Loans has not been rescinded; (C) the Subordinated Lenders have provided the Senior Agent at least 15 days' prior written notice of its intention to take such Enforcement Action, which notice (1) may be given during, but not prior to, the pendency of any Standstill Period, and (2) if such Enforcement Action will include any disposition of Collateral, will specify the principal proposed terms of the sale, identity of the expected purchasers (if known) and the type and amount of consideration expected to be received, and in any event such disposition shall be commercially reasonable in all respects and undertaken on an arm's length basis with parties that are not affiliates of any of the Subordinated Lenders; and (D) the applicable Credit Party is not then a debtor in a Proceeding; provided, however, that notwithstanding the foregoing Subordinated Lenders may not commence or continue any Collateral Enforcement Action if: (1) the Senior Agent is then pursuing with commercially reasonable diligence a Collateral Enforcement Action with respect to all or a material portion of the Collateral or attempting with commercially reasonable diligence to vacate any stay or prohibition against such exercise or (2) the Senior Agent is then engaged in either of (x) the notification of account debtors to make payments to the Senior Agent or its agents, or (y) exercising dominion over any cash or security accounts of any Credit Party.

(c)            Notwithstanding Section 2.3(a), a Subordinated Lender may (a) file a proof of claim or statement of interest, vote on a plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), and make other filings, arguments, and motions, with respect to the Subordinated Loans and the Collateral in any Proceeding commenced by or against any Credit Party; (b) take action to create, perfect, preserve, or protect (but not enforce) its Lien on the Subordinated Loan Collateral, so long as such actions are not adverse to the priority status in accordance with this Agreement of Liens on the Collateral securing the Senior Loans or the Senior Lenders' rights to exercise remedies or otherwise not in accordance with this Agreement; (c) file necessary pleadings in opposition to a claim objecting to or otherwise seeking the disallowance of a Subordinated Loan or a Lien securing the Subordinated Loan; (d) join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by the Senior Lenders and/or Senior Agent, to the extent that such action could not reasonably be expected to interfere materially with the Enforcement Action of the Senior Lenders and/or Senior Agent, but no Subordinated Lender may receive any proceeds thereof unless expressly permitted herein; and (e) bid for or purchase Collateral at any public, private, or judicial foreclosure upon such Collateral initiated by any Senior Lender, or any sale of Collateral during a Proceeding; provided that such bid may not include a "credit bid" in respect of any Subordinated Loans unless the net cash proceeds of such bid are otherwise sufficient to cause the Payment in Full of Senior Loans and are applied to cause the Payment in

Full of the Senior Loans, in each case, at the closing of such bid, in the case of each of clauses (a) through (e) in a manner not inconsistent with the other terms of this Agreement.

2.4.            Incorrect Payments.  If any Distribution on account of the Subordinated Loans not permitted to be made by any Credit Party or accepted by any Subordinated Lender under this Agreement is so made by a Credit Party and received by any Subordinated Lender, including without limitation as the result of the taking of any Enforcement Action by such Subordinated Lender whether or not permitted under Section 2.3 above, such Distribution shall be held in trust by such Subordinated Lender for the benefit of Senior Lenders, and shall be promptly paid over to Senior Agent for the benefit of Senior Lenders (in the form received, except for endorsement or assignment by any Subordinated Lender when required by Senior Agent) for application in accordance with the Senior Loan Documents to the payment of the Senior Loans then remaining unpaid, until all of the Senior Loans are Paid in Full.

2.5.            Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release any Liens.

(a)            Until the Senior Loans have been Paid in Full, all liens and security interests of the Subordinated Lenders in the Collateral (including any Subordinated Lender Lien) shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests and regardless of any failure, whether intervening or continuing, of Senior Lenders' liens and security interests to be perfected.

(b)            Each Subordinated Lender agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Loans, the Senior Loan Documents, or the liens and security interests of Senior Lenders in the Collateral securing the Senior Loans.

(c)            Each Subordinated Lender agrees that it shall not request or accept (i) any lien or security interest securing any Subordinated Loan over any of the Collateral, the equity interests in any Credit Party or any other property or assets of a Credit Party except for the Subordinated Lender Lien or (ii) a guaranty from any Credit Party.  Without limiting the preceding sentence, in the event that any lien or security interest arises in favor of Subordinated Lender in any of the Collateral other than the Subordinated Lender Lien, then promptly upon Senior Agent's request, each Subordinated Lender shall execute and/or deliver to Senior Agent such termination statements and releases as Senior Agent shall reasonably request to effect the release of the liens and security interests of the Subordinated Lenders in such Collateral.  In furtherance of the foregoing, each Subordinated Lender hereby irrevocably appoints Senior Agent its attorney-in-fact, with full authority in the place and stead of such Subordinated Lender and in the name of such Subordinated Lender or otherwise, to execute, deliver and/or file any document or instrument which such Subordinated Lender may be required to deliver pursuant to this subsection 2.5.

(d)            In the event that Senior Agent releases or agrees to release any of its liens or security interests in the Collateral in connection with the compromise or sale, transfer or other disposition thereof or any of the Collateral is sold or retained pursuant to a foreclosure or similar action, the Subordinated Lenders shall be deemed to have also, automatically and simultaneously, released their liens and security interests in such Collateral, the Senior Agent shall be authorized to file releases or termination statements, as appropriate, with respect to all UCC financing statements covering such Collateral,  and the Subordinated Lenders shall (or shall cause their agent or representative to) promptly execute and deliver to Senior Agent such releases as Senior Agent shall reasonably request to effect the release of the liens and security interests of the Subordinated Lenders in such Collateral.  All proceeds resulting from any such compromise or sale, transfer or other disposition shall be applied first to the Senior Loans until payment in full thereof, with the balance, if any, to the Subordinated Loans, or to any other entitled party.  In furtherance of the foregoing, Subordinated Lenders hereby waive (i) any right to notification of a disposition of any Collateral pursuant to Section 9-611 of the UCC, (ii) any right to send to Senior Agent a notification of a claim against the Collateral pursuant to Section 9-621 of the UCC, and any right to receive a notice of any acceptance by Senior Agent of Collateral in full or partial satisfaction of the Senior Loans (and Subordinated Lender is hereby deemed to have consented to any such acceptance in accordance with Section 9-620 of the UCC), (iii) the right to object to (or issue a notice of objection with respect to), the acceptance by Senior Agent of Collateral in full or partial satisfaction of the Senior Loans pursuant to Sections 9-620 and 9-621 of the UCC, and (iv) any other matter that would be the subject of any notification covered by Sections 9-611, 9-620 or 9-621 of the UCC.

(e)            By the execution of this Agreement, each Subordinated Lender hereby authorizes Senior Agent to amend any financing statements filed by Subordinated Lender against the Borrower or its Subsidiaries as follows: "In accordance with a certain Subordination Agreement by and among the Secured Party, certain other subordinated lenders, the Debtor and MidCap Financial Trust (or any of its affiliates), as Senior Agent, the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of MidCap Financial Trust (or any of its affiliates), as Senior Agent, in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and MidCap Financial Trust (or any of its affiliates), as Senior Agent.

2.6.            Senior Agent to be First of Record.  Until such time that Senior Lenders have been Paid in Full, Senior Agent shall have a first priority perfected security interest in the Collateral, as evidenced by the order of recorded UCC financing statements on record against Company.  Each Subordinated Lender hereby authorizes Senior Agent (or its designee) to file a UCC financing statement against Company on behalf of the Subordinated Lenders, naming each Subordinated Lender (or its agent or representative) as Secured Party and describing the Collateral subject to the Subordinated Lender Lien (the "Second Financing Statement"), which Second Financing Statement shall be filed after the UCC financing statement filed against Company naming Senior Agent as Secured Party and describing the Collateral.

2.7.            Application of Proceeds from Sale or other Disposition of the Collateral; Agreement to Release Liens.

(a)            In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Loan Documents or as otherwise consented to by Senior Agent until such time as the Senior Loans are Paid in Full.

(b)            Without affecting the rights of Senior Agent or Senior Lenders under this Agreement, each Subordinated Lender agrees and consents that any Collateral securing the Subordinated Loans, in whole or in part, may be exchanged, sold or surrendered by Senior Agent for other Collateral as it may deem advisable, and that any balance or balances of funds with Senior Agent at any time outstanding to the credit of Borrower may, from time to time, in whole or in part, be surrendered or released by Senior Agent as it may deem advisable, subject, however, to the terms of the Senior Loan Documents and the Subordinated Lender Lien.  In the event that Senior Agent has determined to enforce its rights against any Collateral (including any sale, discounting or settlement by compromise of all or any portion of the Collateral), then upon Senior Agent's request, each Subordinated Lender shall promptly execute and/or deliver to Senior Agent such termination statements and releases as Senior Agent may reasonably request to effect the release of the liens and security interests of such Subordinated Lender (including the Subordinated Lender Lien) in any such Collateral.  In furtherance of the foregoing, each Subordinated Lender hereby irrevocably appoints Senior Agent its attorney-in-fact, with full authority in the place and stead of such Subordinated Lender and in the name of such Subordinated Lender or otherwise, to execute and/or deliver any document or instrument which such Subordinated Lender may be required to execute, deliver and/or file pursuant to this subsection 2.7(b).

2.8.            Sale, Transfer or other Disposition of Subordinated Loan.   No Subordinated Lender shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Loan or any Subordinated Loan Document without the prior written consent of Senior Agent, which consent may be withheld in its sole and absolute discretion, unless such Subordinated Lender and proposed transferee execute and deliver to Senior Agent a joinder to this Agreement in form and substance acceptable to Senior Agent providing for the continued subordination and forbearance of the Subordinated Loans to the Senior Loans as provided herein and for the continued effectiveness of all of the rights of the Senior Lenders arising under this Agreement.

2.9.            Legends.  Until the termination of this Agreement in accordance with Section 9 hereof, each Subordinated Lender will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Loan Document, a legend, in form acceptable to Senior Agent, stating that the Subordinated Loan Document is subject to the terms of this Agreement.  Application of such legend by omnibus amendment to the Subordinated Loan Documents is acceptable to Senior Agent.

2.10.            Liquidation, Dissolution, Bankruptcy.  In the event of any Proceeding involving Borrower:

(a)            Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Loan shall be paid or delivered directly to Senior Agent (to be held and/or applied by Senior Lenders in accordance with the terms of the Senior Loan Documents) until all of the Senior Loans are Paid in Full.  Each Subordinated Lender irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Agent. Each Subordinated Lender also irrevocably authorizes and empowers Senior Agent, in the name of Subordinated Lender, to demand, sue for, collect and receive any and all such Distributions.

(b)            Each Subordinated Lender agrees that Senior Agent may consent to the use of cash collateral or provide financing to any Credit Party on such terms and conditions and in such amounts as Senior Agent, in its sole discretion, may decide and, in connection therewith, any Credit Party may grant to Senior Agent for the benefit of Senior Lenders liens and security interests upon all of the property of any Credit Party, which liens and security interests (i) shall secure payment of the Senior Loans (whether such Senior Loans arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during the Proceeding, and (ii) shall be superior in priority to the liens and security interests, if any, in favor of each such Subordinated Lender on the property of any Credit Party. Each Subordinated Lender agrees that it will not object to or oppose a sale or other disposition of any property securing all of any part of the Senior Loans free and clear of security interests, liens or other claims of Subordinated Lenders under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Senior Agent has consented to such sale or disposition. Each Subordinated Lender agrees not to assert any right it may have to "adequate protection" of Subordinated Lender's interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Senior Agent. Each Subordinated Lender waives any claim it may now or hereafter have arising out of Senior

Agent's election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession.  Each Subordinated Lender further agrees that it will not seek to participate or participate on any creditor's committee without Senior Agent's prior written consent.

(c)            Each Subordinated Lender agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Loans requested by Senior Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of any Subordinated Lender promptly to do so prior to thirty (30) days before the expiration of the time to file any such proof of claim, and (ii) vote such claim in any such Proceeding upon the failure of any Subordinated Lender to do so prior to fifteen (15) days before the expiration of the time to vote any such claim; provided, however, that Senior Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Senior Agent votes any claim in accordance with the authority granted hereby, the relevant Subordinated Lender shall not be entitled to change or withdraw such vote.  Each Subordinated Lender hereby assigns to Senior Agent or its nominee (and will, upon request of Senior Agent, reconfirm in writing the assignment to Senior Agent or its nominee of) all rights of such Subordinated Lender under such claims.

(d)            The Senior Loans shall continue to be treated as the Senior Loans and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Lenders even if all or part of the Senior Loans or the security interests securing the Senior Loans are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Loans is rescinded or must otherwise be returned by any holder of the Senior Loans or any representative of such holder.

2.11.            Appointment of Subordinated Lender Representative.  Each Subordinated Lender hereby appoints the Subordinated Lender Representative to act as agent for all Subordinated Lenders for purposes of receiving notices and communications to be delivered to the Subordinated Lenders hereunder, including without limitation Blockage Notices.

3.            Modifications.

3.1.            Modifications to Senior Loan Documents.  Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Lenders, without incurring liability to any Subordinated Lender and without impairing or releasing the obligations of each Subordinated Lender under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Loans, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Loans.   At any time and from time to time, without notice to any Subordinated Lender, Senior Agent may take such actions in accordance with the terms of the Senior Loan Agreement with respect to the Senior Loans as Senior Agent, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to the Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Loans and any Collateral securing the Senior Loans, and enforcing or failing to enforce any rights against any Credit Party or any other person.  No such action or inaction shall impair or otherwise affect Senior Lenders' rights hereunder.  All rights and interests of the Senior Lenders under this Agreement, and all agreements and obligations of the Subordinated Lenders and the Borrower hereunder, shall remain in full force and effect irrespective of: (1) any lack of validity or enforceability of any Senior Loan

Documents; (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Loans, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Senior Loan Documents; (3) any exchange, release or non-perfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Loans or any guarantee thereof; or (4) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower in respect of the Senior Loans, or of any Subordinated Lender or the Borrower in respect of this Agreement.

3.2.            Modifications to Subordinated Loan Documents.  Until the Senior Loans have been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Loan Documents, Subordinated Lenders shall not, without the prior written consent of Senior Agent, agree to any amendment, modification or supplement to the Subordinated Loan Documents, other than amendments to the price at, or terms upon which, Subordinated Lenders may convert Subordinated Loans into Conversion Shares.  Nothing herein, including the provisions of this Agreement pertaining to subordination of liens on the Collateral, shall be construed to imply Senior Agent's or Senior Lenders' consent to any Subordinated Loan Document which grants a lien upon any of the Collateral (other than the Subordinated Lender Lien).

4.            Waiver of Certain Rights by Subordinated Lender.

4.1.            Marshaling; Subrogation.  Each Subordinated Lender hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Senior Agent or Senior Lenders to marshal any property of any Credit Party or any guarantor of the Senior Loans for the benefit of any Subordinated Lender. Each Subordinated Lender hereby subordinates the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor until the Senior Loans have been Paid in Full.   Each Subordinated Lender agrees that it will not assert such defenses or rights until the Senior Loans have been Paid in Full.

4.2.            Rights Relating to Senior Agent's Actions with respect to the Collateral. Each Subordinated Lender hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Senior Agent from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, each Subordinated Lender hereby agrees (a) that it has no right to direct or object to the manner in which Senior Agent applies the proceeds of the Collateral resulting from the exercise by Senior Agent of rights and remedies under the Senior Loan Documents to the Senior Loans, and (b) that Senior Agent has not assumed any obligation to act as the agent for any Subordinated Lender with respect to the Collateral.

4.3.            Rights Relating to Disclosures.  Each Subordinated Lender hereby agrees that Senior Lenders has not assumed any obligation or duty to disclose information regarding any Credit Party or the Senior Loans to any Subordinated Lender, and Senior Lenders shall have no special or fiduciary relationship to any Subordinated Lender.  Each Subordinated Lender hereby fully waives and releases Senior Lenders from any affirmative disclosures which may be required of Senior Lenders under applicable law.

5.            Subordinated Lenders Purchase Option.

5.1.            Purchase Option.  If (a) a Senior Loan Payment Default occurs, (b) a Senior Loan Covenant Default occurs and is not cured or waived within 10 days after such occurrence (as evidenced by a written waiver from Senior Agent to Borrower or written confirmation of cure from

Senior Agent to Borrower or Subordinated Lender Representative), (c) all or any portion of the Senior Loans are accelerated pursuant to any Senior Loan Document, (d) a Subordinated Loan Default occurs and is continuing and there is not any Standstill Period or Blockage Period in effect or (e) any Credit Party becomes a debtor in any Proceeding, (each a "Purchase Event"), then the Subordinated Lenders may thereafter purchase all, but not less than all, of the Senior Loans (the "Purchase Obligations") for the Purchase Price, pursuant to an assignment in accordance with the assignment provisions of the Senior Loan Agreement, (i) whereby the Subordinated Lenders assume any remaining funding commitments and obligations of Senior Lenders under the Senior Loan Documents and (ii) each Senior Lender retains all rights to indemnification provided in the relevant Senior Loan Documents for all claims and other amounts relating to facts and circumstances relating to such Senior Lender's holdings of the Senior Loans (except to the extent such claims and other amounts were included in the Purchase Price), regardless of any later amendment, modification or waiver of any indemnification provisions under the Senior Loan Documents or termination of any of the Senior Loan Documents.  Notwithstanding anything in the Senior Loan Documents to the contrary, no consent of any Credit Party to such purchase will be required.

5.2            Purchase Notice.

(a)             The Subordinated Lenders desiring to purchase all of the Purchase Obligations (the "Purchasing Lenders") will deliver a written notice (the "Purchase Notice") to the Senior Agent that (1) is signed by the Purchasing Lenders, (2) states that it is a Purchase Notice under this Section 5, (3) states that each Purchasing Lender is irrevocably electing to purchase, in accordance with this Section 5, the percentage of all of the Purchase Obligations stated in the Purchase Notice for that Purchasing Lender, which percentages must aggregate exactly 100% for all Purchasing Lenders, (4) contains a representation and warranty by each Purchasing Lender that the Purchase Notice conforms with the Subordinated Loan Documents and any other binding agreement among the Subordinated Lenders, and (5) designates a purchase date (the "Purchase Date") on which the purchase will occur, that is at least 5 but not more than 10 Business Days after the Senior Agent's receipt of the Purchase Notice.  A Purchase Notice will be ineffective if it is received by the Senior Agent after the occurrence giving rise to the Purchase Event is waived, cured, or otherwise ceases to exist.

(b)            Upon the Senior Agent's receipt of an effective Purchase Notice conforming to this Section 5.2, the Purchasing Lenders will be irrevocably obligated to purchase, and the Senior Lenders will be irrevocably obligated to sell, the Senior Loans in accordance with and subject to this Section 5.  If so instructed by the Subordinated Lenders in the Purchase Notice, the Senior Lenders shall not complete any Enforcement Action (other than (1) the exercise of control over any Credit Party's deposit or securities accounts, (2) the collection of proceeds of accounts and payment intangibles, and (3) Enforcement Actions taken under circumstances that the Senior Agent reasonably believes render necessary or appropriate an Enforcement Action to prevent or mitigate the destruction of, physical harm to, impairment of or decrease in value of the Collateral or the rights and interests of the Senior Lenders therein (including without limitation any loss of priority of the Liens of the Senior Lenders), as long as the purchase and sale of the Senior Loans provided for in this Section 5 shall have closed within 10 Business Days of the Subordinated Lender's delivery of a Purchase Notice to the Senior Lenders and the Senior Lenders shall have received payment in full of the Senior Loans as provided for in Section 5.3 within such 10 Business Day period.

5.3            Purchase Price.  The purchase price ("Purchase Price") for the Purchase Obligations will equal the sum of, as certified to the Purchasing Lenders by the Senior Agent on behalf of the Senior Lenders, (a) the principal amount of all loans, advances, or similar extensions of credit included in the Purchase Obligations, and all accrued and unpaid fees and interest thereon through the

Purchase Date (including any prepayment penalties or premiums, final payment fees and breakage costs that would be required to be paid to the Senior Lenders if the Senior Loans were prepaid on the Purchase Date), (b) all accrued and unpaid fees, expenses, indemnities, and other amounts owed to the Senior Lenders under the Senior Loan Documents on the Purchase Date, and (c) amounts according to the good faith estimate of the Senior Agent of contingent obligations in respect of claims which are known to the Senior Agent or Senior Lenders.

5.4            Purchase Closing.On the Purchase Date, (a) the Purchasing Lenders will execute and deliver an assignment agreement in accordance with Section 5.1, (b) the Purchasing Lenders will pay the Purchase Price to Senior Agent by wire transfer of immediately available funds, and (c) each of the  Purchasing Lenders will execute and deliver to the Senior Agent a waiver and release of, and covenant not to sue in respect of, all claims arising out of this Agreement, the relationship between the Senior Lenders and the Subordinated Lenders in connection with Senior Loan Documents and the Subordinated Loan Documents, and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5.

5.5            Actions After Purchase Closing.Promptly after the closing of the purchase of all Purchase Obligations, the Senior Agent will distribute the Purchase Price to the Senior Lenders in accordance with the terms of the Senior Loan Documents.

5.6            No Recourse or Warranties; Defaulting Creditors.

(a)            The Senior Lenders will be entitled to rely on the statements, representations, and warranties in the Purchase Notice without investigation, even if the Senior Lenders are notified that any such statement, representation, or warranty is not or may not be true.

(b)            The purchase and sale of the Purchase Obligations under this Section 5 will be without recourse and without any representation or warranty whatsoever by the Senior Lenders, except that the Senior Lenders shall represent and warrant that on the Purchase Date, immediately before giving effect to the purchase, the Senior Lenders own the Purchase Obligations free and clear of all Liens.

(c)            The obligations of the Senior Lenders to sell their respective Purchase Obligations under this Section 5 are several and not joint and several. If a Senior Lender breaches its obligation to sell its Purchase Obligations under this Section 5 (a "Defaulting Creditor"), no other Senior Lender will be obligated to purchase the Defaulting Creditor's Purchase Obligations for resale to the Subordinated Lenders.  A Senior Lender that complies with this Section 5 will not be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor.

(d)            Each Credit Party hereby consents to any assignment effected to one or more Purchasing Lenders pursuant to this Section 5.

6.            Construction.  The terms of this Agreement were negotiated among business persons sophisticated in the area of business finance, and accordingly, in construing the terms of this Agreement, no rule or law which would require that this instrument be construed against the party who drafted this instrument shall be given any force or effect.

7.            Modification of this Agreement.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Senior Agent and each Subordinated Lender to be bound thereby, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8.            Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9.            Continuing Agreement.   This Agreement is a continuing agreement and will remain in full force and effect until all of the obligations under the Senior Loan Documents have been Paid in Full. Notwithstanding the preceding sentence, this Agreement will continue to be effective or will be reinstated, as the case may be, if at any time payment of all or any part of the Senior Loan Documents or the obligations thereunder is rescinded or must otherwise be returned by Senior Agent and/or Senior Lenders upon insolvency, bankruptcy, or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

10.            Notices.  Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by facsimile (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

If to Senior Lenders, to Senior Agent at:

MidCap Financial Trust
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Ave, Suite 200
Bethesda, MD 20814
Attn: Account Manager for Mela Sciences transaction
Facsimile:  301-941-1450
Email:  notices@midcapfinancial.com

With a copy to:

MidCap Financial Trust
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Ave, Suite 200
Bethesda, MD 20814
Attn: Legal
Facsimile:  301-941-1450
Email:  legalnotices@midcapfinancial.com

If to Borrower or any other Credit Party, at:

MELA Sciences, Inc.
100 Lakeside Drive Suite 100
Horsham, PA 19044
Attention: Christina Allgeier, Chief Financial Officer
Fax: (215) 619-3209
E-Mail: callgeier@melasciences.com

If to the Subordinated Lender Representative, at:

Broadfin Capital, LLC
300 Park Avenue, 25th Floor
New York, New York 10022

With a copy to:

Goodwin Procter LLP
53 State Street
Boston, MA 02109-2802
Fax:  617-523-1231
Attn:  Robert Puopolo, Esq.

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, facsimile or prepaid courier, notice shall be deemed to be given when delivered.

11.            Successors and Assigns.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Lenders, Subordinated Lenders and the Credit Parties; provided, however, that no Subordinated Lender nor any Credit Party may assign this Agreement in whole or in part without the prior written consent of Senior Agent, other than transfers by a Subordinated Lender made in compliance with Section 2.8. Senior Lenders may, from time to time, without notice to any Subordinated Lender, assign or transfer any or all of the Senior Loans or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Loans shall, subject to the terms hereof, be and remain the Senior Loans for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Loans or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Loans, be entitled to rely upon the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.   This Agreement is not for the benefit of the Borrower or any guarantor of the Senior Loans.  Each Subordinated Lender further agrees that if the Borrower is in the process of refinancing any portion of the Senior Loans with a new lender, and if Senior Agent makes a request of the Subordinated Lenders, each Subordinated Lender agrees to enter into a new subordination agreement with the new lender on substantially the same terms and conditions of this Agreement.

12.            No Waiver or Novation.  No waiver shall be deemed to have been made by any party to this Agreement of any of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized officers, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time.  No executory agreement shall be effective to change, modify or to discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers of each party to this Agreement.

13.            CONSENT TO JURISDICTION.  EACH SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MARYLAND AND IRREVOCABLY AGREES THAT, SUBJECT TO SENIOR LENDERS' ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO EACH SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

14.            WAIVER OF JURY TRIAL.  EACH SUBORDINATED LENDER, EACH OF THE CREDIT PARTIES AND SENIOR LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED LOAN DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. EACH SUBORDINATED LENDER, EACH OF THE CREDIT PARTIES AND SENIOR LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH SUBORDINATED LENDER, EACH OF THE CREDIT PARTIES AND SENIOR LENDERS WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

15.            Miscellaneous.

15.1.            Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Loan Documents, the provisions of this Agreement shall control and govern.

15.2.            Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

15.3.            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart containing signatures pages signed by each party.

15.4.            Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15.5.            Governing Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Maryland, without regard to conflicts of law principles.

15.6.            Relative Rights. This Agreement shall define the relative rights of Senior Lenders and Subordinated Lenders. Nothing in this Agreement shall (a) impair, as between the Credit Parties and Senior Lenders, the obligation of the Credit Parties with respect to the payment of the Senior Loans and the Subordinated Loans in accordance with their respective terms, or (b) affect the relative rights of Senior Lenders or Subordinated Lenders with respect to any other creditors of the Credit Parties.

15.7.            Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

15.8            Status of Subordinated Loans.  Borrower represents and warrants to the Senior Lenders that (a) the Subordinated Lenders constitute all holders of the Subordinated Debentures, the Subordinated Loan and the Subordinated Lender Lien, (b) the Subordinated Loans are not secured by any collateral other than Collateral that also secures the Senior Loans and (c) no Event of Default, as such term is defined in the applicable Subordinated Loan Documents, has occurred and is continuing or would result under any Subordinated Loan Documents from the execution, delivery and performance of the Senior Loan Documents or this Agreement.  Borrower and each Subordinated Lender represent and warrant to the Senior Lenders that (i) there is no indebtedness or guaranty of Borrower or its subsidiaries owed under the Purchase Agreements or any other agreement with the Subordinated Lenders or their affiliates other than as evidenced by the Subordinated Debentures, (ii) there are no liens or security interests granted to the Subordinated Lenders or their affiliates in any assets of the Borrower or its subsidiaries or in any equity interests of the Borrower or its subsidiaries other than the Subordinated Lender Lien granted pursuant to the Subordinated Security Documents, (iii) none of the Subordinated Loans nor any portion thereof are guaranteed by any Credit Party, (iv) there are no agents or representatives that hold the liens or security interests securing the Subordinated Loans on behalf of the Subordinated Lenders and (v) to the knowledge, without any inquiry, of such Subordinated Lender, no Event of Default, as such term is defined in the applicable Subordinated Loan Documents, exists and is continuing.

15.9            Senior Loan Transaction.  The Subordinated Lenders acknowledge and consent to the terms and conditions of the Senior Loan Documents, the execution, delivery and performance thereof by the Credit Parties, the incurrence of the indebtedness and guaranties contemplated thereby, and the grant of liens and security interests in any and all assets and equity interests of the Borrower and its subsidiaries, in each case notwithstanding anything to the contrary contained in the Subordinated Loan Documents, the 2014 Purchase Agreement, the 2015 Purchase Agreement, and any other document, instrument or agreement to which any of the Subordinated Lenders or its affiliates is a party.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an instrument executed and delivered under seal, the parties have caused this Agreement to be executed under seal as of the date first written above.

SENIOR AGENT:
MIDCAP FINANCIAL TRUST
a Delaware statutory trust, as Agent for Senior Lenders

By:	Apollo Capital Management, L.P,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem (SEAL)
Name:	Maurice Amsellem
Title:	Authorized Signatory

SUBORDINATED LENDERS:

BROADFIN HEALTHCARE MASTER FUND, LTD.

By: /s/ Kevin Kotler                                              (SEAL)
Name:  Kevin Kotler
Title:  Director

SABBY HEALTHCARE MASTER FUND, LTD.,

By:  /s/ Robert Grunstein                                    (SEAL)
Name:  Robert Grunstein
Title: COO

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:  /s/ Robert Grunstein                                     (SEAL)
Name:  Robert Grunstein
Title:  COO

Acknowledged and agreed:                                                                                                  BORROWER:

MELA SCIENCES, INC.,
a Delaware corporation

By: /s/ Michael Stewart                                 (SEAL)
Name:  Michael Stewart
Title:  President & Chief Executive Officer